EX-99.3

Exhibit 99.3

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

REGARDING INTERESTS IN THE ENDOWMENT MASTER FUND, L.P.

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED OCTOBER 29, 2012

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON NOVEMBER 28, 2012

AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY

ENDOWMENT ADVISERS, L.P., EITHER BY MAIL OR BY FAX, BY MIDNIGHT,

CENTRAL STANDARD TIME, ON NOVEMBER 28, 2012, UNLESS THE OFFER IS EXTENDED.

COMPLETE THE TENDER OFFER FORM

Ladies and Gentlemen:

The undersigned hereby tenders to The Endowment Master Fund, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited partnership interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated October 29, 2012 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the limited partnership interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the limited partnership interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited partnership interests in the Fund or portions thereof tendered hereby.

Payment of the purchase price for the limited partnership interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned. The undersigned recognizes that the amount of the Initial Payment will be based on the unaudited estimated net asset value as of December 31, 2012 of the limited partnership interest or portion thereof tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

TENDER OFFER FORM

Tender Date: December 31, 2012

TENDER OFFER EXPIRATION DATE: 12 Midnight CST, November 28, 2012

PARTS 1, 2 AND 3 MUST BE COMPLETED AND IN GOOD ORDER FOR PROCESSING

THIS FORM MUST ULTIMATELY BE RECEIVED BY THE FUND PRIOR TO THE EXPIRATION DATE. IF SENDING DIRECTLY TO THE FUND, PLEASE FAX OR MAIL TO:

Regular Mail	Overnight Mail
THE ENDOWMENT FUND	THE ENDOWMENT FUND	FOR ADDITIONAL INFORMATION:
PO BOX 182663	Attn: Salient Operations	Phone: (800) 725-9456
Columbus, OH 43218-2663	3435 Stelzer Road, Suite 1000	Fax: (866) 624-0077
Columbus, OH 43219

ALL OF THE BELOW INFORMATION IS REQUIRED IN ORDER TO PROCESS YOUR REQUEST

PART 1 – NAME AND CONTACT INFORMATION

Fund Name:

Address:

City, State, Zip:

Telephone Number:

PART 2 – REQUESTED TENDER AMOUNT

Please select redemption type by checking one of the boxes below. If you are requesting a partial redemption, please provide a dollar amount.

☐	Full Redemption

☐	One Time Partial Redemption* $

☐	Recurring Partial Redemption* $
(Subject to Tender Offers)

*	If the requested partial redemption would put the account balance below the required minimum balance, the Fund may reduce the amount to be redeemed such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐ Change request to Full Redemption if amount requested to be redeemed would need to be reduced to maintain minimum account balance

TENDER OFFER FORM (PAGE 2)

PART 3 – SIGNATURE(S)

The undersigned Partner acknowledges that this request is subject to all the terms and conditions set forth in each of the feeder fund’s Private Placement Memorandum and all capitalized terms used herein have the meaning as defined in each of the feeders fund’s Private Placement Memorandum. This request is irrevocable. The undersigned represents that the undersigned is the beneficial owner of the Interests in the Fund to which this redemption request relates, or that the person signing this request is an authorized representative of the redeeming Partner.

Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date